Exhibit 23.1

Deloitte & Co. S.A. 234 Florida St, 5th floor C1005AAF City of Buenos Aires Argentina Tel.: (+54-11) 4320-2700 Fax: (+54-11) 4325-8081/4326-7340 www.deloitte.com/ar

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-159891 on Form S-8 of our report dated February 14, 2020, relating to the financial statements of MercadoLibre, Inc. and the effectiveness of MercadoLibre, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of MercadoLibre, Inc. for the year ended December 31, 2019.

/s/ DELOITTE & Co. S.A.

Buenos Aires, Argentina

May 8, 2020